EXHIBIT 10.29


                         TELE DIGITAL DEVELOPMENT, INC.
                              DOMESTIC DISTRIBUTION
                                 AGENT AGREEMENT

         AGREEMENT, made this 9th day of July 2003, by and between Tele Digital Development Inc.; a Minnesota corporation, located at 1325 E. 79th Street, Suite 6, Bloomington, MN 55425, ("Manufacturer" or "Teledigital") and Cellnet Communications, 31075 John R Road, Madison Heights, MI 48071 ("Distributor").

1.       APPOINTMENT

Manufacturer hereby appoints the Distributor as an authorized Distributor and Agent to be primarily responsible for the development of the territory ("Territory") as set forth in Schedule A, attached hereto. Distributor/Agent accepts this appointment and agrees that the relationship between it and Teledigital shall be governed by the terms and conditions of this agreement. Distributor shall have the right to appoint subdistributors, sales agents or sales representatives for the Products in the Territory, under the same or similar terms and conditions as set forth herein.

2.       PRODUCTS AND CUSTOMERS

2.1 Products. The Products are defined as those products set forth on Schedule B, attached hereto and related updates. Such Schedule B may be updated from time to time.

2.2 Updates. The Updates are defined as all revisions to, enhancements of, and replacements for any of the Products.

2.3 Customers. Customers are defined as those persons and entities that purchase Products or Updates from the Distributor/Agent in compliance with the provisions of this Agreement.

3.       COVENANTS AND DUTIES OF THE DISTRIBUTOR

3.1 Sales. The Distributor/Agent shall use its best efforts to actively sell the Products to Customers in the territory.

3.2 Installation and Training. Distributor/Agent shall train its employees and sales reps or other employees the same as sales reps to sell the Products. Distributor/Agent shall also be responsible for training its Customer's employees to operate the Products.

3.3 Service. Distributor/Agent shall render prompt, courteous and willing service with respect to the Products and shall use its best efforts to handle satisfactorily all matters relating to the sale and servicing of the Product in the Territory.

3.4 Purchase Order and Price. Distributor agrees to pay Teledigital the prices for the Products as set forth in Schedule C, attached hereto. Such prices are F.O.B. Teledigital's facility and include the cost of insurance. Teledigital agrees that once Distributor issues a firm purchase order and it has been acknowledged by Teledigital, the pricing applicable to that order is firm


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and will not be changed by Teledigital. Distributor shall pay all applicable retail sales taxes on the use or sale of the Products and all insurance on the Products during transit.

3.5 Payment. The purchase price for all Products and all expenses incurred by Manufacturer in the shipment and delivery of the Products, including without limitation freight charges, taxes, and insurance premiums, shall be payable by Distributor to Manufacture. PAYMENT OF 50% (HALF) OF THE ORDER VALUE IS DUE WITHIN 10 DAYS OF PLACEMENT OF THE ORDER AND UPON TELEDIGITAL PRESENTING CELLNET WITH AN INVOICE. THE REMAINING 50% (HALF) IS DUE 10 DAYS OF DELIVERY OF THE ORDER. All payments by Distributor to Manufacturer shall be made in the currency of the United States of America. Manufacturer shall own the source code and Distributor shall have the right to use the custom software during the term of the Agreement.

If Distributor fails to pay any amount within ten (10) days after payment is due with respect thereto, it shall pay Manufacturer a late payment charge equal to 1.0% per monthly on such unpaid amounts, together with all costs and expenses, including reasonable attorney fees, incurred by Manufacturer in collecting such overdue amounts.

3.6 Title and Risk of Loss in Transit. Delivery of Products by Manufacturer or its authorized fulfillment facility to any carrier for transportation to Distributor shall constitute delivery to Distributor and Distributor shall bear all risk of physical loss or damage thereafter.

3.7 Trademarks and Trade Names. Distributor shall not use Teledigital's name or any other trademark or trade name used or claimed by Manufacturer (all of which names or marks shall hereinafter in this Section by referred to as "Proprietary Marks") in connection with any business conducted by Distributor other than dealing with the Products. Distributor acknowledges and agrees that its use of the Proprietary Marks shall not create any right, title or interest therein and acknowledges Manufacturer's exclusive right, title and interest in the Proprietary Marks. During the term of this Agreement, Distributor agrees that it will not use, without Manufacturer's prior written consent, any mark, which is likely to be similar to, or confused with the Proprietary Marks. Products sold shall be sold under the trademark and trade name and copyright notices as established by Manufacturer. All Manufacturer technical information furnished to Distributor hereunder and intellectual property rights herein shall remain the exclusive property of Manufacturer.

3.8 Private Label. Distributor/Agent has right to private Brand labeling retail wireless services as NO STRINGS ATTACHED, NSA CELLULAR, GET A FONE OR GET A PHONE. Manufacturer agrees that the subscribers created by this private label remain the property of CELLNET COMMUNICATIONS. Manufacturer further agrees not to solicit services of any kind either directly or indirectly to the customer subscriber base or the dealer/agent base owned by CELLNET COMMUNICATIONS without the expressed written permission of Distributor/Agent, during the term of this agreement and for a period of (12) twelve months following the termination of this agreement for any reason. CELLNET COMMUNICATIONS, FURTHER AGREES TO SUBMIT TO TELEDIGITAL A LIST OF DEALER/AGENTS THAT DISTRIBUTOR INTENDS TO DISTRIBUTE THE TELEDIGITAL PREPAID PRODUCTS TO. TELEDIGITAL WILL NOT SELL DEALER/AGENTS THAT ARE ON THE LIST SUBMITTED BY THE DISTRIBUTOR. TELEDIGITAL WILL REVIEW THE LIST EVERY 6 MONTHS WITH DISTRIBUTOR. DEALER/AGENTS THAT HAVE NO SALES VOLUME SHOULD BE DELETED FROM THE LIST.


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DISTRIBUTOR CAN ADD DEALER/AGENTS TO THE LIST AT THE DISCRETION OF THE
DISTRIBUTOR DURING THE TERM OF THIS AGREEMENT WITH A WRITTEN NOTIFICATION TO TELEDIGITAL. TELEDIGITAL WILL NOT CONTACT THE DEALER/AGENTS ON THE LIST FOR 90 DAYS FOLLOWING TERMINATION OF THIS AGREEMENT FOR ANY REASON.

3.9 Licenses: Compliance with US Export' Regulations. Distributor shall be responsible for obtaining all necessary licenses or approvals required for the conduct of its activities with respect to the Products in the Territory and shall provide Manufacturer upon written request with copies of all such licenses and approval documents.

Products purchased may require an export license issued by the United States Department of Commerce. Manufacturer will obtain such license and Distributor agrees to assist Manufacturer to obtain license by supplying information requested by Manufacturer.

4.       COVENANTS AND DUTIES OF MANUFACTURER

4.1 Orders. Manufacturer shall use its best efforts to fill Distributor's orders in a timely manner.

4.2 Delivery. In filling each order submitted by the Distributor, Manufacturer shall be responsible for (a) delivering the Products to a carrier and (b) promptly notifying the Distributor of the shipment.

4.3 Force Majeure. Manufacturer shall not be liable in any respect for failure to ship or for delay in shipment of the Products pursuant to accepted orders where such failure or delay shall have been due wholly or in part to the elements, acts of God, acts of Distributor, acts of civil or military authority, fires, floods, epidemics, quarantine restrictions, war, riots, strikes, lock outs, break down, differences with workmen, accidents to machinery, delays in transportation or delays in delivery by Manufacturer's suppliers.

4.4 Sales Literature. Manufacturer shall furnish such information as is necessary to enable the Distributor to prepare adequate selling materials and to service the Products. Limited supplies of sales literature may be available from the Teledigital.

4.5 Training. Manufacturer shall make available, training for Distributor's personnel. Training is to include operation and maintenance of the Products and systems provided by Teledigital.

5.       WARRANTIES

5.1 Manufacturer Warranties. Subject to the limitation set forth in this section, Teledigital warrants to Distributor that the Products sold by it to Distributor shall be new and in good working condition as set forth in the handsets manufacturer's warranty. From time to time manufacture may offer remanufactured equipment the distributor will be informed in advance of any shipment.


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Manufacturer agrees to indemnify and hold harmless Distributor from any and all legal actions arising out of a claim of copyrights or trade secret infringement concerning Teledigital's Products or Updates, or any legal actions arising out of Teledigital design of Products, brought against Distributor by a third party. The total liability for Manufacturer shall not exceed the amount paid for the products. Distributor shall notify the Manufacturer promptly, in writing, of any legal actions and shall, at Manufacturer's expense, cooperate with Manufacturer in the defense of such claims. Distributor will immediately inform Teledigital in writing via FAX or courier service as soon as Distributor becomes aware of liability claims by a third party against the Products.

         EXCEPT AS STATED ABOVE, MANUFACTURER DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. MANUFACTURER SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING THE PRODUCTS. THIS PARAGRAPH 5 CONTAINS THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDY FOR MANUFACTURER'S LIABILITY OF ANY KIND WITH RESPECT TO THE PRODUCTS COVERED BY THIS AGREEMENT. IN NO EVENT SHALL MANUFACTURER'S LIABILITY OF ANY KIND INCLUDE SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF MANUFACTURER SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

5.2 Distributor Warranties. Distributor, acting on its own behalf only, shall extend a written warranty at least as favorable to its customers as the warranty extended to it by Handset manufacturer, in connection with each sale of the products. Distributor shall perform and fulfill all of the terms and conditions of each warranty.

6.       TERM AND PURCHASE REQUIREMENTS

6.1 Term. Subject to Section 6.2 and Section 7 hereof, this Agreement shall remain in effect for a period of two (2) years from the date hereof. This agreement will be automatically renewed for successive two (2) years unless otherwise terminated.

6.2 Purchase Requirements. The Distributor agrees to purchase in the first 60 days from the date of this contract.


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7.       TERMINATION

7.1 Termination. Upon the occurrence of any one of the following events, the party not responsible for the event of termination specified below shall have the right, upon giving the other party written notice of its intention to terminate this Agreement, without further obligation other than as expressly specified herein, to terminate this Agreement:

         a. Material breach by either party in fulfilling any one or more of the covenants, obligations or responsibilities undertaken by it pursuant to this Agreement which failure is not cured within sixty (60) days after written notice;

         b. Dissolution, termination of existence, liquidation, insolvency or business failure of either party, or the appointment of a custodian or receiver for either party or any part of the property of either party if such appointment is not terminated or dismissed within thirty (30) days;

         c. The institution by either party of any proceeding under the United States Bankruptcy Code, or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by either party of a composition or any assignment or trust mortgage for the benefit of creditors; or

         d. The institution against either party of a proceeding under the United States Bankruptcy Code, or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing; or

         e. The Distributor makes any material false statement, representation or claim of any kind regarding the products of Manufacturer.

         f. Changes in ownership of Distributor.

         g. Changes or lease of Distributor's assets which in opinion of Manufacturer may affect the ability of Distributor to perform under this contract.

7.2 Waiver of Termination Compensation. Distributor waives any and all rights it may have under local law in the Territory to termination compensation and consequential damages; and Distributor will indemnify Manufacturer from all damages; of Distributor's agents, employees or other third parties, with respect to any such rights they may have under local law in the Territory.

7.3 Duties of Distributor upon Termination. Upon termination of this Agreement for any reason whatsoever, Distributor shall be obligated to:

         a. Cease immediately from acting as a distributor of manufacturer and abstain from making further sales of Products, except with the written approval of Manufacturer.


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         b. Cooperate with Manufacturer in completing all outstanding obligations to Customers, including the fulfillment, at Distributor's expense, of each Warranty term and condition

         c. Cease making use of any sign, printed material, sales literature, trademarks or trade names identified with Manufacturer without the express written consent of Manufacturer, and refrain from holding itself out as having been formerly connected in any way with Manufacturer.

7.4 Duties of Manufacturer upon Termination. Upon termination for breech of this Agreement or by mutual agreement of both parties. Manufacturer is not obligated to purchase back from Distributor any package cellular phones or unused airtime cards or pins.

8.       CONFIDENTIALITY

8.1 Confidential Information. Each party agrees to hold in confidence any written or recorded information received by it from the other party that is marked "Confidential" (or equivalent) or oral information that is designated as confidential at the time of disclosure and reduced to a writing so marked within twenty (20) days of disclosure, with the same degree of care that it exercises with respect to its own information of like import.

8.2 Exceptions. The obligations of Section 8.1 shall not apply to any portion of the information which:

         a. Is now or which hereafter through no act or failure to act on the part of the receiving party or its employees or former employees becomes generally known in the cellular telephone industry;

         b. Is known to the receiving party at the time of receiving such information

         c. Is hereafter furnished to the receiving party by a third party as a matter of right without restriction on disclosure

         d. Is independently developed by the receiving party provided that the person or persons developing the same have not had access to the same information as received from the transmitting party

         e. Is disclosed by the transmitting party after written notice has been received by the transmitting party from the receiving party that the receiving party no longer wishes to receive information of the type disclosed; or

         f. Is disclosed by the receiving party after three (3) years from the receipt


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8.3 Breach of Security, Definition. Each party agrees to notify the other promptly in writing in the event of any breach of its security under conditions in which it would appear that confidential information was prejudiced or exposed to loss. Each party shall, upon request from the other, take reasonable steps to recover any compromised confidential information.

9.       MISCELLANEOUS

9.1 IF CELLNET IS NOT IN DEFAULT OF THIS AGREEMENT THE ABILITY TO PURCHASE TELEDIGITAL SOFTWARE, PINS, MOBILE PHONES AND THE USE OF TELEDIGITAL ACTIVATION/DEACTIVATION PROCESSES WILL NOT BE INTERRUPTED BY A CHANGE IN OWNERSHIP OF TELEDIGITAL. CELLNET WILL BE REQUIRED TO ADHERE TO THE POLICIES AND VOLUME REQUIREMENTS OF THE ACQUIRING COMPANY AND MUST ENTER IN TO A NEW AGREEMENT WITH SUBSTANTIALLY SAME TERMS AND CONDITIONS WITH THE ACQUIRING COMPANY WITHIN 1 YEAR OF A CHANGE IN OWNERSHIP OF TELEDIGITAL.

9.2 Status of Parties. The relationship of the parties under this Agreement shall be and at all times remain one of independent contractors. Distributor is not an employee, agent or legal representative of Manufacturer and shall have no authority to assume or create obligations on Manufacturer's behalf with respect to the Products or otherwise.

9.3 Entire Agreement. This instrument constitutes the entire agreement between Manufacturer and Distributor and supersedes any prior agreement, verbal or written, express or implied, which may exit between the parties. This Agreement shall not be amended, altered, or changed except by a written agreement signed by the parties hereto.

9.4 Waivers. No delay or omission on the part of either party to this Agreement in requiring performance by the other party hereunder, or in exercising any right hereunder, shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver or omission or delay in requiring performance or exercising any right hereunder on one occasion shall not be construed as a bar to or waiver of such performance of right, or of any right or remedy under this Agreement, on any future occasion.

9.5 Notification. For the purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties have been set out at the beginning of this Agreement and no change of address shall be binding upon the other party hereto until written notice hereof is received by such party at the address shown herein. All notices shall be in English and shall be effective upon receipt if delivered personally or sent by facsimile, and five
(5) days after mailing if sent by express courier.

9.6 Governing Law, Arbitration. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota. If any dispute, difference or question shall arise at any time after the date of Agreement between the Parties in respect of, or in connection with this Agreement, then, if so elected by either party, the dispute, difference or question shall be finally settled by arbitration to be conducted in Minneapolis, Minnesota under the Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.


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The arbitrators shall be permitted to award punitive, exemplary or other damages beyond actual damages or award either party reimbursement of losses incurred from any judgment or award for punitive, exemplary or consequential damages.

9.7 Assignment. This Agreement shall not be assigned or transferred by Distributor/Agent, directly or indirectly, without the prior written consent of Manufacturer.

9.8 Local Laws. Distributor shall not make or offer any payments or anything of value to any government officials or employees, or engage in any other questionable activities with government officials to obtain orders for or sell the Products.

9.9 Severability. The declaration by a court of law or governmental authority that any provision of this Agreement is invalid or unenforceable shall not affect the validity or unenforceability of the other provisions not subject to such declaration.

                            SIGNATURE PAGE TO FOLLOW



















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EXECUTED as of the date first above written.



TELE DIGITAL DEVELOPMENT, INC.

By:  /s/ Richard L. Barnaby
   -------------------------------------

Richard L. Barnaby

Title:   President & Chief Executive
         Officer



CELLNET COMMUNICATIONS

By:  /s/ Rick Goldsmith
   -------------------------------------
Title:   President




















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